UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 12, 2005

Mercury Computer Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Massachusetts	000-23599	04-2741391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

199 Riverneck Road, Chelmsford, Massachusetts	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 256-1300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 12, 2005, Mercury Computer Systems, Inc. (the “Company”) granted 24,000 shares of restricted stock under the Company’s 1997 Stock Option Plan to the following executive officers of the Company: Robert E. Hult, Senior Vice President and Chief Financial Officer (7,500 shares); Barry S. Isenstein, Vice President and General Manager, Defense Electronics Group (4,500 shares); Mark F. Skalabrin, Vice President and General Manager, OEM Solutions Group (4,500 shares); and Didier M.C. Thibaud, Senior Vice President, Defense & Commercial Businesses (7,500 shares). These shares of restricted stock vest in full on August 12, 2009, provided that the grantee remains an employee of the Company as of that date.

In addition, on the same date, the Company granted 20,644 shares of restricted stock under the 1997 Stock Option Plan in connection with the Company’s Long-Term Incentive Plan to the following executive officers of the Company: James R. Bertelli, President and Chief Executive Officer (6,526 shares); Douglas F. Flood, Vice President, Corporate Development (1,820 shares); Mr. Hult (2,497 shares); Mr. Isenstein (2,098 shares); Craig Lund, Vice President, Chief Technology Officer (1,953 shares); Craig A. Saline, Senior Vice President, Organizational Development and Human Resources (1,554 shares); Mr. Skalabrin (2,098 shares); and Mr. Thibaud (2,098 shares). These shares of restricted stock vest in four equal annual installments commencing on August 12, 2006, provided that the grantee remains an employee of the Company or, in the case of Mr. Bertelli, either an employee or a director of the Company, as of each such date.

The form of Restricted Stock Award Agreement with respect to the above-referenced grants is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Mercury Computer Systems, Inc. 1997 Stock Option Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MERCURY COMPUTER SYSTEMS, INC.

Dated: August 17, 2005	By:	/s/ Robert E. Hult
Robert E. Hult
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Award Agreement under the Mercury Computer Systems, Inc. 1997 Stock Option Plan